FIDELITY BOND ANALYSIS SHEET
		Sum of
	Gross Assets	Stand-Alone Series	Amount of
	at 6/30/11	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Asian Small Companies Portfolio	102.8		525
Boston Income Portfolio	3,309.6		2100
Global Dividend Income Portfolio	457.7		750
Eaton Vance California Municipal Income Trust	146.0		525
Eaton Vance Enhanced Equity Income Fund	532.3		900
Eaton Vance Enhanced Equity Income Fund II	625.3		900
Eaton Vance California Municipal Bond Fund	437.6		750
Eaton Vance California Municipal Bond Fund II	76.7		450
Eaton Vance Massachusetts Municipal Bond Fund	39.0		350
Eaton Vance Michigan Municipal Bond Fund	33.9		300
Eaton Vance Municipal Bond Fund	1,411.8		1250
Eaton Vance Municipal Bond Fund II	200.7		600
Eaton Vance New Jersey Municipal Bond Fund	56.1		400
Eaton Vance New York Municipal Bond Fund	341.6		750
Eaton Vance New York Municipal Bond Fund II	54.0		400
Eaton Vance Ohio Municipal Bond Fund	47.5		350
Eaton Vance Pennsylvania Municipal Bond Fund	63.0		400
Eaton Vance Limited Duration Income Fund	2,789.8		1900
Eaton Vance Massachusetts Municipal Income Trust	58.2		400
Eaton Vance Michigan Municipal Income Trust	44.7		350
Eaton Vance Municipal Income Trust	408.8		750
Eaton Vance National Municipal Opportunities Trust	355.9		750
Eaton Vance New Jersey Municipal Income Trust	99.0		450
Eaton Vance New York Municipal Income Trust	115.5		525
Eaton Vance Ohio Municipal Income Trust	60.4		400
Eaton Vance Pennsylvania Municipal Income Trust	58.6		400
Eaton Vance Risk-Managed Diversified Equity Income Fund	1,013.1		1250
Eaton Vance Short Duration Diversified Income Fund	343.6		750
Eaton Vance Senior Floating-Rate Trust	809.5		1000
Eaton Vance Senior Income Trust	411.9		750
Eaton Vance Tax-Advantaged Dividend Income Fund	1,822.5		1500
Eaton Vance Floating-Rate Income Trust	915.1		1000
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	195.8		600
Eaton Vance Tax-Advantaged Global Dividend Income Fund	1,638.8		1500
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	461.0		750
Eaton Vance Parametric Tax-Managed Emerging Markets Fund	2,764.6		1900
Eaton Vance Tax-Managed Buy-Write Income Fund	369.3		750
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	890.2		1000
Eaton Vance Tax-Managed Diversified Equity Income Fund	1,834.2		1500
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	1,434.4		1250
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	3,527.6		2300
Emerging Markets Local Income Portfolio	805.8		1000
Floating Rate Portfolio	10,864.7		2500
Global Macro Absolute Return Advantage Portfolio	971.5		1000
Global Opportunities Portfolio	473.3		750

Fidelity Bond Analysis At June 30 2011.xlsx

Fidelity Bond Analysis

	Gross Assets	Stand-Alone Series	Amount of
	at 6/30/11	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Government Obligations Portfolio	1,020.9		1250
Greater China Growth Portfolio	214.2		600
Inflation-Linked Securities Portfolio	38.0		350
Multi-Cap Growth Portfolio	184.7		600
High Income Opportunities Portfolio	923.1		1000
International Income Portfolio	197.7		600
Investment Grade Income Portfolio	136.6		525
Short-Term U.S. Government Portfolio	451.3		750
Large-Cap Core Research Portfolio	235.0		600
Large-Cap Growth Portfolio	218.1		600
Focused Growth Portfolio	81.6		450
Large-Cap Value Portfolio	16,975.8		2500
MSAR Completion Portfolio	283.5		750
Senior Debt Portfolio	2,364.7		1700
Small-Cap Portfolio	218.8		600
SMID-Cap Portfolio	1,425.7		1250
Greater India Portfolio	645.2		900
Special Equities Portfolio	76.4		450
Global Macro Portfolio	8,889.7		2500
Tax-Managed Growth Portfolio	9,005.5		2500
Tax-Managed International Equity Portfolio	140.3		525
Tax-Managed Multi-Cap Growth Portfolio	122.2		525
Tax-Managed Small-Cap Portfolio	197.5		600
Tax-Managed Small-Cap Value Portfolio	80.9		450
Tax-Managed Value Portfolio	2,004.0		1700
Dividend Builder Portfolio	1,285.4		1250
Worldwide Health Sciences Portfolio	1,159.1		1250
Eaton Vance Focused Growth Opportunities Fund	25.6
Eaton Vance Focused Value Opportunities Fund	25.4
Eaton Vance Richard Bernstein Multi-Market Equity Strategy Fund	470.3
Eaton Vance Growth Trust Series Totals		521.3	900
Alabama Municipal Income Fund	51.6
Arizona Municipal Income Fund	75.9
Arkansas Municipal Income Fund	68.4
California Municipal Income Fund	173.0
Connecticut Municipal Income Fund	114.0
Georgia Municipal Income Fund	69.8
Kentucky Municipal Income Fund	51.2
Maryland Municipal Income Fund	75.4
Massachusetts Municipal Income Fund	191.8
Michigan Municipal Income Fund	42.9
Minnesota Municipal Income Fund	94.3
Missouri Municipal Income Fund	83.5
National Municipal Income Fund	4,618.5
Municipal Opportunities Fund	10.3
New Jersey Municipal Income Fund	205.4
New York Municipal Income Fund	312.6

Fidelity Bond Analysis At June 30 2011.xlsx

Fidelity Bond Analysis

	Gross Assets	Stand-Alone Series	Amount of
	at 6/30/11	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
North Carolina Municipal Income Fund	104.4
Ohio Municipal Income Fund	205.9
Oregon Municipal Income Fund	125.5
Pennsylvania Municipal Income Fund	253.7
Rhode Island Municipal Income Fund	36.4
South Carolina Municipal Income Fund	132.2
Tennessee Municipal Income Fund	50.9
Virginia Municipal Income Fund	116.5
Eaton Vance Municipals Trust Series Totals		7,264.1	2500
AMT-Free Limited Maturity Municipal Income Fund	64.0
Massachusetts Limited Maturity Municipal Income Fund	56.5
National Limited Maturity Municipal Income Fund	664.9
New Jersey Limited Maturity Municipal Income Fund	36.9
New York Limited Maturity Municipal Income Fund	88.9
Pennsylvania Limited Maturity Municipal Income Fund	58.9
Eaton Vance Investment Trust Series Totals		970.1	1000
High Yield Municipal Income Fund	613.8
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund	870.6
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund	52.6
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund	2.6
Eaton Vance Municipals Trust II Series Totals		1,539.6	1500
Eaton Vance AMT-Free Municipal Income Fund	452.4
Eaton Vance Build America Bond Fund	39.4
Eaton Vance Parametric Structured Emerging Markets Fund	2,562.6
Eaton Vance Parametric Structured International Equity Fund	56.7
Eaton Vance Parametric Structured Commodity Strategy Fund	10.1
Eaton Vance Tax-Managed Global Dividend Income Fund	1,187.8
Eaton Vance Tax-Managed Mid-Cap Core Fund	53.9
Eaton Vance U.S. Government Money Market Fund	274.2
Eaton Vance Mutual Funds Trust Series Totals		4,637.1	2500
Eaton Vance Commodity Strategy Fund	498.4
Eaton Vance Enhanced Equity Option Income Fund	15.1
Eaton Vance Parametric Option Absolute Return Strategies Fund	57.3
Eaton Vance Real Estate Fund	7.8
Eaton Vance Risk-Managed Equity Option Income Fund	147.7
Eaton Vance Small-Cap Value Fund	40.7
Eaton Vance Special Investment Trust Series Totals		767.0	1000
Eaton Vance VT Floating-Rate Income Fund	406.8
Eaton Vance VT Large-Cap Value Fund	74.5
Eaton Vance Variable Trust Series Totals		481.3	750
TOTALS	108,229.8		77,600
*All non-SEC registered funds are excluded.
Number of Funds =	125

Fidelity Bond Analysis At June 30 2011.xlsx

Fidelity Bond Analysis